Exhibit 10.2

LANDAUER, INC.

2016 INCENTIVE COMPENSATION PLAN

I.  INTRODUCTION

1.1Purposes.  The purposes of the Landauer, Inc. 2016 Incentive Compensation Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers and other employees and (iii) to motivate such persons to act in the best interests of the Company’s stockholders.  For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

1.2Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Cash Performance Award” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Cause” shall mean any willful act of dishonesty, conviction of a felony, significant activities harmful to the reputation or business of the Company, refusal to perform or substantial disregard of duties properly assigned or significant violation of any statutory or common law duty of loyalty to the Company, in each case as determined by not less than two‑thirds of the members of the Board.

“Change in Control” shall have the meaning set forth in Section  6.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of three or more members of the Board, each of whom shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $.10 per share, of the Company.

 “Company” shall mean Landauer, Inc., a Delaware corporation, or any successor thereto.

“Disability” shall mean the inability of the holder of an award to perform the essential functions such holder’s position, with or without reasonable accommodation, for a continuous period of at least six months, as determined solely by the Committee.

“Employment Termination Date” shall mean, in the case of the termination by the Company of an employee’s employment, the date specified in the Company’s written notice to such employee of such employee’s termination of employment or, if no date is specified in such notice, the date that the Company notifies such employee in writing of such termination of employment and, in the case of the termination by an employee of employment with the Company, the date specified in such employee’s written notice to the Company of such employee’s termination of employment or, if no date is specified in such notice, the date on which the Company shall first receive written notification from such employee of such termination of employment.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided,  however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board”  shall have the meaning set forth in Section 6.8(b)(2).

“Measurement Date” shall mean the last day of a Performance Period, as set forth in an Agreement.

“Non-Employee Director”  shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

 “Non-Statutory Stock Option” shall mean a stock option which is not an Incentive Stock Option.

“Outstanding Common Stock” shall have the meaning set forth in Section 6.8(b)(1).

“Outstanding Voting Securities” shall have the meaning set forth in Section 6.8(b)(1).

 “Performance Measures”  shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award or a Performance Share Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or a Performance Share Unit Award, of the shares of Common Stock subject to such award or of payment with respect to such award, or, in the case of a Cash Performance Award, of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following:  cash flow; return on operating revenue; stock price; return on equity; total stockholder return; return on capital (including return on total capital or return on invested capital); return on assets or net assets; market capitalization; debt leverage (debt to capital); revenue; income or net income; operating income; operating profit or net operating profit; operating margin or profit margin; earnings per share; earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA margin and adjusted EBITDA; cash from operations; operating ratio; operating revenue; customer service; reductions in expense levels; employee productivity; market share; strategic business criteria, consisting of one or more objectives based on meeting specified market share, geographic business expansion goals, objectively identified project milestones, production volume levels, and goals relating to acquisitions or divestitures; debt ratings, debt leverage and debt service; or any combination of the foregoing.   In the sole discretion of the Committee and to the extent permitted under Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of asset write downs; litigation, claims, judgments or settlements; accruals for reorganization and restructuring programs; unusual or nonrecurring events affecting the Company or its financial statements (including any objectively determinable legal, integration, or deal-related costs in connection therewith); or changes in law or accounting principles.

“Performance Option” shall mean an Incentive Stock Option or Non‑Statutory Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Share” shall mean a share of Common Stock, the vesting of which is subject to the attainment of specified Performance Measures within a specified Performance Period.

 “Performance Share Award” shall mean an award of Performance Shares under this Plan.

“Performance Share Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, one share of Common Stock, which may be Restricted Stock, or in lieu thereof, the Fair Market Value of such Performance Share in cash.

“Performance Share Unit Award” shall mean an award of Performance Share Units under this Plan.

 “Permanent and Total Disability” shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free‑Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Share Award or a Performance Share Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Statutory Stock Option granted prior to the date of grant of the SAR),

which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 6.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3Administration.  This Plan shall be administered by the Committee.  Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non‑Statutory Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free‑Standing SARs, (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Share Units and (iv) Cash Performance Awards.  The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Share Units subject to such an award, the exercise price or base price associated with the award, the amount payable under the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.  The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities.  All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided,  however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at the time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the

Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum.  Except as otherwise required in the definition of the term “Cause” in Section 1.2, the acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4Eligibility.  Participants in this Plan shall consist of such officers, other employees and nonemployee directors, and persons expected to become officers, other employees and nonemployee directors, of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time.  The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

1.5Shares Available.  Subject to adjustment as provided in Section 6.7, 700,000 shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Stock Awards and delivered upon the settlement of Cash Performance Awards.  To the extent that shares of Common Stock subject to an outstanding option (other than in connection with the exercise of a Tandem SAR), Free-Standing SAR or Stock Award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award, then such shares of Common Stock shall again be available under this Plan.

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person shall be 200,000, subject to adjustment as provided in Section 6.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any person shall be 200,000, subject to adjustment as provided in Section 6.7, and (iii) the maximum amount that may be payable to any person under a Cash Performance Award granted with respect to a particular Performance Period shall be $2,500,000.

1.6Minimum Vesting.  No award granted under this Plan shall become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that such restriction shall not apply to awards granted under this Plan with respect to a number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares of Common Stock initially available for awards under this Plan.  This Section 1.6 shall not restrict the right of the Committee to accelerate or continue the vesting or exercisability of an award upon or after a Change in Control.

II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1Stock Options.  The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee.  Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Non-Statutory Stock Option.  Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non‑Statutory Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)Number of Shares and Purchase Price.  The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided,  however, that the purchase price per share of Common Stock purchasable upon exercise of a Non‑Statutory Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b)Option Period and Exercisability.  The period during which an option may be exercised shall be determined by the Committee; provided,  however, that no option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant.  The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option.  The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)Method of Exercise.  An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock (for which the optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount of the required payment, (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request.  Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee.  No certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2Stock Appreciation Rights.  The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee.  The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)Number of SARs and Base Price.  The number of SARs subject to an award shall be determined by the Committee.  Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.  The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option.  The base price of a Free-Standing SAR shall be determined by the Committee; provided,  however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b)Exercise Period and Exercisability.  The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof.  The period for the exercise of an SAR shall be determined by the Committee; provided,  however, that no SAR may be exercised later than 10 years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR.  The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free‑Standing SAR, only with respect to a whole number of SARs.  If an

SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d).  Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)Method of Exercise.  A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request.  A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

2.3Termination of Employment.  (a)    Disability.  Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of Disability, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after such holder’s Employment Termination Date and (ii) the expiration date of the term of such option or SAR.

(b)Retirement.  Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of retirement on or after age 65 (or prior to age 65 with the consent of the Committee) each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after such holder’s Employment Termination Date and (ii) the expiration date of the term of such option or SAR.

(c)Death.  Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of death, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR; provided,  however, that, in the event that the date of death is less than six months prior to such expiration date, such holder’s executor, administrator, legal representative, beneficiary or similar person, as the case may be, shall have not less than six months from the date of death to so exercise such option or SAR (except that, in the event that such option is an Incentive Stock Option, such period of exercise shall not under any circumstance extend beyond the tenth anniversary of the date of grant of such Incentive Stock Option).

(d)Other Termination.  If the employment with the Company of the holder of an option or SAR is terminated by the Company for Cause, each option and SAR held by such holder shall terminate automatically on such holder’s Employment Termination Date.

Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option or SAR or in an employment agreement or severance plan or agreement having terms relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates for any reason other than Disability, retirement on or after age 65 (or prior to age 65 with the consent of the Committee), death or Cause, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on such holder’s Employment Termination Date and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option or SAR) after such holder’s Employment Termination Date and (ii) the expiration date of the term of such option or SAR.

(e)Death Following Termination of Employment.  Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the holder of an option or SAR dies during the period set forth in Section 2.3(a) following termination of employment by reason of Disability, or if the holder of an option or SAR dies during the period set forth in Section 2.3(b) following termination of employment by reason of retirement on or after age 65 (or prior to age 65 with the consent of the Committee), or if the holder of an option or SAR dies during the period set forth in Section 2.3(d) following termination of employment for any reason other than Disability or retirement on or after age 65 (or prior to age 65 with the consent of the Committee) (or, in each case, such other period as set forth in the Agreement relating to such option or SAR), each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder’s death and may thereafter be exercised by the holder’s executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR; provided,  however, that, in the event that the date of death is less than six months prior to such expiration date, such holder’s executor, administrator, legal representative, beneficiary or similar person, as the case may be, shall have not less than six months from the date of death to so exercise such option or SAR (except that, in the event that such option is an Incentive Stock Option, such period of exercise shall not under any circumstance extend beyond the tenth anniversary of the date of grant of such Incentive Stock Option).

(f)Termination of Employment - Incentive Stock Options.  Unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of Permanent and Total Disability, each Incentive Stock Option held by such optionee shall become fully exercisable and may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) until and including the earlier to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after such optionee’s Employment Termination Date by reason of Permanent and Total Disability and (ii) the expiration date of the term of such option.

Unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of death, each Incentive Stock Option held by such optionee shall become fully exercisable and may thereafter be exercised by such optionee’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

If the employment with the Company of the optionee of an Incentive Stock Option is terminated by the Company for Cause, each Incentive Stock Option held by such optionee shall terminate automatically on the effective date of such optionee’s termination of employment.  If the employment with the Company of a holder of an Incentive Stock Option terminates for any reason other than Permanent and Total Disability, death or Cause, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the effective date of such optionee’s termination of employment and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is three months after such optionee’s Employment Termination Date and (ii)  the expiration date of the term of such option.

If the holder of an Incentive Stock Option dies during the period set forth in the first paragraph of this Section 2.3(f) following termination of employment by reason of Permanent and Total Disability (or such shorter period as set forth in the Agreement relating to such option), or if the holder of an Incentive Stock Option dies during the period set forth in the third paragraph of this Section 2.3(f) following termination of employment for any reason other than Permanent and Total Disability, death or Cause, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee’s death and may thereafter be exercised by the optionee’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

2.4No Repricing.    Notwithstanding anything in this Plan to the contrary and subject to Section 6.7, without the approval of the stockholders of the Company the Committee will not (i) amend or replace any previously granted option or SAR in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or (ii) cancel any previously granted option or SAR in exchange for cash or another award if the option exercise price or the SAR base price exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, other than in connection with a Change in Control.

III.  STOCK AWARDS

3.1Stock Awards.  The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee.  The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Share Award or a Performance Share Unit Award.

3.2Terms of Restricted Stock Awards.  Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)Delivery of Shares.  During the Restriction Period, the shares subject to a Restricted Stock Award shall be registered in the holder’s name.  Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), the restrictions applicable to the shares subject to a Restricted Stock Award shall lapse and, unless otherwise provided in the Agreement relating to the Restricted Stock Award, and subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the shares shall be delivered to the holder by the book entry method.  Alternatively, the Committee, in its discretion, choose to issue stock certificates for such shares.

(d)Rights with Respect to Restricted Stock Awards.  Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided,  however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3Terms of Restricted Stock Unit Awards.  Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)Settlement of Vested Restricted Stock Unit Awards.  The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.  Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.  A Restricted Stock Unit Award shall be settled no later than March 15 of the calendar year following the calendar year in which the award becomes vested.

3.4Terms of Performance Share Awards.  Performance Share Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Performance Share Award and the Performance Measures and Performance Period applicable to a Performance Share Award shall be determined by the Committee.

(b)Vesting and Forfeiture.  The Agreement relating to a Performance Share Award  shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award if  the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of the shares of Common Stock subject to such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)Delivery of Shares.  During the Performance Period, the shares subject to a Performance Share Award shall be registered in the holder’s name.  Upon termination of any applicable Performance Period (and the satisfaction or attainment of applicable Performance Measures), the restrictions applicable to the shares subject to a Performance Share Award shall lapse and, unless otherwise provided in the Agreement relating to the Performance Share Award, and subject to the Company’s right to require payment of any taxes in accordance with Section

6.5, the shares shall be delivered to the holder by the book entry method.  Alternatively, the Committee, in its discretion, choose to issue stock certificates for such shares.

(d)Rights with Respect to Performance Share Awards.  Unless otherwise set forth in the Agreement relating to a Performance Share Award, and subject to the terms and conditions of a Performance Share Award, the holder of such award shall have rights as a stockholder of the Company, including, but not limited to, voting rights and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided,  however, that any distribution with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.5Terms of Performance Share Unit Awards.  Performance Share Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Performance Share Unit Award and the Performance Measures and Performance Period applicable to a Performance Share Unit Award shall be determined by the Committee.

(b)Vesting and Forfeiture.  The Agreement relating to a Performance Share Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Share Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of the shares of Common Stock subject to such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)Settlement of Vested Performance Share Unit Awards.  The Agreement relating to a Performance Share Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.  Prior to the settlement of a Performance Share Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.    A Performance Share Unit Award shall be settled no later than March 15 of the calendar year following the calendar year in which the award becomes vested.

3.6Termination of Employment.  (a)    Disability or Death.  Unless otherwise specified in the Agreement relating to a Stock Award or in an employment agreement or severance plan or agreement having terms relating to a Stock Award, if the employment with the Company of the holder of such award terminates by reason of death or Disability:

(i)in the case of a Restricted Stock Award or Restricted Stock Unit Award, the portion of the Restricted Stock Award or Restricted Stock Unit Award which is unvested as of such holder’s Employment Termination Date shall vest in full, and

(ii)in the case of a Performance Share Award or Performance Share Unit Award, the Performance Period applicable to such award shall terminate as of such holder’s Employment Termination Date and all Performance Measures applicable to such award shall be deemed to have been satisfied at the target level with respect to the number of shares of Common Stock subject to such award.

(b)Retirement.  Unless otherwise specified in the Agreement relating to a Stock Award or in an employment agreement or severance plan or agreement having terms relating to a Stock Award, if the employment with the Company of the holder of such award terminates by reason of retirement on or after age 65 (or prior to age 65 with the consent of the Committee):

(i)in the case of a Restricted Stock Award or Restricted Stock Unit Award, the award shall vest with respect to the number of shares of Common Stock subject to the award multiplied by a fraction whose numerator is the number of days between the date of the award and the date on which the holder’s employment terminates (including the date of such termination) and the denominator of which is the number of days in the vesting period, and

(ii)in the case of a Performance Share Award or Performance Share Unit Award, the Performance Period applicable to such award shall terminate as of such holder’s Employment Termination Date and all Performance Measures applicable to such award shall be deemed to have been satisfied at the target level with respect to the number of shares of Common Stock subject to such award, and the award shall vest with respect to the number of shares of Common Stock subject to the award multiplied by a fraction whose numerator is the number of days between the date of the award and the date on which the holder’s employment terminates (including the date of such termination) and the denominator of which is the number of days in the Performance Period.

(c)Termination for Cause.  Unless otherwise set forth in the Agreement relating to a Stock Award or in an employment agreement or severance plan or agreement having terms relating to a Stock Award, if the employment with the Company of the holder of a Stock Award terminates for Cause, the portion of the Stock Award which is unvested as of such holder’s Employment Termination Date shall be forfeited and such portion shall be cancelled by the Company.

(d)Termination without Cause.  Unless otherwise specified in the Agreement relating to a Stock Award or in an employment agreement or severance plan or agreement having terms relating to a Stock Award, if the employment with the Company of the holder of such award is terminated by the Company without Cause:

(i)in the case of a Restricted Stock Award or Restricted Stock Unit Award, the award shall vest with respect to the number of shares of Common Stock subject to the award multiplied by a fraction whose numerator is the number of days between the date of the award and the date on which the holder’s employment terminates (including the date of such termination) and the denominator of which is the number of days in the vesting period, unless such termination of employment occurs within the twenty-four (24) month period following a Change in Control and such award was granted before such Change in Control, in which case the holder shall vest in full; and

(ii)in the case of a Performance Share Award or Performance Share Unit Award, the number of shares of Common Stock subject to such award shall be prorated by multiplying the number of shares of Common Stock subject to the award by a fraction, the numerator of which is the number of days between the Grant Date and the Employment Termination Date (including the date of such termination) and the denominator of which is the number of days between the Grant Date and the Measurement Date (the “Pro-Rata Share Amount”). The number of shares of Common Stock subject to the award less the Pro-Rata Share Amount shall be immediately forfeited as of the Employment Termination Date. Vesting of the Pro-Rata Share Amount shall be determined as of the Measurement Date, taking into account performance over the entire Performance Period.  As of the Measurement Date, the holder shall vest in a portion of the Pro-Rata Share Amount determined based on the following, whichever results in the holder vesting in a smaller number of shares of Common Stock: (A) actual performance and satisfaction of any applicable Performance Measures, as determined by the Committee, or (B) performance and satisfaction of applicable Performance Measures at the target level.  Notwithstanding this provision, (x) if such termination of employment occurs within the twenty-four (24) month period following a Change in Control and such award was granted before such Change in Control, then the holder shall vest in  the number of shares of Common Stock subject to the award at the target level (regardless of actual performance) as of the date of such termination of employment, and (y) if a Change in Control occurs following such a termination of employment but prior to the Measurement Date, and if in connection with such Change in Control holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, then the holder shall vest, as of the date of such Change in Control, in the Pro-Rata Share Amount at the target level or, at the Board’s discretion, based on the actual performance attained through the date of such Change in Control (as determined by the Board).

(e)Other Terminations.  If the holder ceases to be employed by the Company for any reason not described in paragraphs (a) through (d) of this Section, each share of Common Stock subject to the award which has not vested prior thereto shall be forfeited by the holder and shall be transferred, without payment of any consideration to the holder, to the Company (or its assignee or nominee) and all rights of the holder to or with respect to such share of Common Stock shall terminate.

IV.  CASH PERFORMANCE AWARDS

4.1Cash Performance Awards.  The Committee may, in its discretion, grant Cash Performance Awards to such eligible persons as may be selected by the Committee.

4.2Terms of Cash Performance Awards.  Cash Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)Amount of Award and Performance Measures.  The amount payable under a Cash Performance Award and the Performance Measures and Performance Period applicable to a Cash Performance Award shall be determined by the Committee.

(b)Vesting and Forfeiture.  The Agreement relating to a Cash Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Cash Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)Settlement of Cash Performance Awards.  The Agreement relating to a Cash Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof.  If a Cash Performance Award is settled in shares of Restricted Stock, shares of Common Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d).  Prior to the settlement of a Cash Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.  A Cash Performance Award shall be settled no later than March 15 of the calendar year following the calendar year in which the award becomes vested.

4.3Termination of Employment.  (a) Disability, Retirement or Death.  Unless otherwise set forth in the Agreement relating to a Cash Performance Award or in an employment agreement or severance plan or agreement having terms relating to a Cash Performance Award, if the employment with the Company of the holder of such award terminates by reason of Disability, retirement on or after age 65 (or prior to age 65 with the consent of the Committee) or death, the Performance Period applicable to such award shall terminate as of such holder’s Employment Termination Date and all Performance Measures applicable to such award shall be deemed to have been satisfied at the target level with respect to the Cash Performance Award.

(b)Termination for Cause.  Unless otherwise set forth in the Agreement relating to a Cash Performance Award or in an employment agreement or severance plan or agreement having terms relating to a Cash Performance Award, if the employment with the Company of the holder of a Cash Performance Award terminates for Cause, the portion of the Cash Performance Award which is unvested as of such holder’s Employment Termination Date shall be forfeited and such portion shall be cancelled by the Company.

(c)Termination without Cause.  Unless otherwise set forth in the Agreement relating to a Cash Performance Award or in an employment agreement or severance plan or agreement having terms relating to a Cash Performance Award, if the employment with the Company of the holder of such award is terminated by the Company without Cause, the Performance Period applicable to such award shall continue through the end of such Performance Period, and the holder shall be entitled to the lesser of (A) the amount the holder would have been entitled to receive, if any, based on actual performance and satisfaction of any applicable Performance Measures, as determined by the Committee, and (B) the amount the holder would have been entitled to receive if the applicable Performance Measures were satisfied at the target level, in each case, determined as of the last day of the Performance Period and multiplied by a fraction, the numerator of which is the number of days between the Grant Date and the holder’s Employment Termination Date (including the date of such termination) and the denominator of which is the number of days between the grant date of such award and the last day of the Performance Period.

(d)Other Terminations.  Unless otherwise set forth in the Agreement relating to a Cash Performance Award or in an employment agreement or severance plan or agreement having terms relating to a Cash Performance Award, if the employment with the Company of the holder of a Cash Performance Award terminates for any reason not described in paragraphs (a) through (c) of this Section, the portion of the Cash Performance Award which is unvested as of such holder’s Employment Termination Date shall be forfeited and such portion shall be cancelled by the Company.

V.  PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

5.1Eligibility.  Each Non-Employee Director shall be granted Restricted Stock Awards or Restricted Stock Unit Awards in accordance with this Article V.

5.2Grants of Restricted Stock or Restricted Stock Units.Each Non-Employee Director shall be granted Restricted Stock Awards or Restricted Stock Unit Awards as follows:

(a)Time of Grant.  On the date of each annual meeting of stockholders of the Company, each person who is a Non-Employee Director immediately after such annual meeting of stockholders shall be granted such number of shares of Restricted Stock or such number of Restricted Stock Units as shall be determined by the Committee, in its discretion  (which number shall be pro-rated if such Non-Employee Director is first elected or begins to serve as a Non-Employee Director on a date other than the date of an annual meeting of stockholders).    Notwithstanding the above, the aggregate grant date fair value of Restricted Stock Awards or Restricted Stock Unit Awards that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $650,000, provided,  however, that (i) the limit set forth in this sentence shall be multiplied by two in the year in which a Non-Employee Director commences service on the Board and (ii) shares of Common Stock provided to Non-Employee Directors in lieu of cash otherwise payable to a Non-Employee Director pursuant to the Plan or otherwise shall be disregarded for purposes of this limitation.

(b)Vesting.  Except as otherwise provided in this Article V and in Section 6.8, Restricted Stock and Restricted Stock Units granted pursuant to this Article V shall vest in accordance with the terms and conditions as determined by the Board and set forth in the Agreement relating to such Restricted Stock Award or Restricted Stock Unit Award.

(c)Deferral.  To the extent permitted by the Committee, a Non-Employee Director may elect to defer receipt of all or any portion of the shares of Restricted Stock or payment of all or any portion of the Restricted Stock Units that are granted pursuant to this Article V in accordance with rules established by the Committee.  Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

5.3Terms of Restricted Stock Awards.     Restricted Stock Awards shall be subject to the following additional terms and conditions:

(a)Delivery of Shares.  Shares of Restricted Stock granted pursuant to this Article V shall be issued subject to the terms and conditions set forth in Section 3.2(c).

(b)Rights with Respect to Restricted Stock Awards.  The holder of a Restricted Stock Award granted pursuant to this Article V shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided,  however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

5.4Terms of Restricted Stock Unit Awards.  Restricted Stock Unit Awards shall be subject to the following additional terms and conditions:

(a)Dividend Equivalents.   Restricted Stock Units shall accrue dividend equivalents at the same rate and at the same times as cash dividends are paid on shares of Common Stock.  Such dividend equivalents shall be retained by the Company on behalf of the Non-Employee Director, reinvested in the form of additional Restricted Stock Units and become payable at the same time and in the same manner as the Restricted Stock Units upon which they shall have accrued.

(b)Settlement.    Subject to Section 5.2(c), as of the date of vesting of any Restricted Stock Unit granted to a Non-Employee Director pursuant to this Article V, such Restricted Stock Unit shall be converted into the right to receive one share of Common Stock.  As soon as practical thereafter the Company shall (i) issue one share of Common Stock to such Non-Employee Director for each whole Restricted Stock Unit which shall have vested and (ii) pay to such Non-Employee Director a cash amount in lieu of any fractional Restricted Stock Unit which shall have vested.  Restricted Stock Unit Awards granted to a Non-Employee Director pursuant to this Article V shall be settled no later than March 15 of the calendar year following the calendar year in which the award becomes vested.

(c)No Stockholder Rights.    Prior to the settlement of a Restricted Stock Unit Award granted pursuant to this Article V, the holder of such Restricted Stock Unit Award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

5.5Termination of Directorship.

(a)Disability.    If the holder of a Restricted Stock Award or a Restricted Stock Unit Award granted pursuant to this Article V ceases to be a director of the Company by reason of Disability, each share of Restricted Stock or each Restricted Stock Unit subject to such award shall vest in full.

(b) Retirement. If the holder of a Restricted Stock Award or a Restricted Stock Unit Award granted pursuant to this Article V ceases to be a director of the Company on or after age 70, each share of Restricted Stock or each Restricted Stock Unit subject to such award shall vest in full.

(c)Death. If the holder of a Restricted Stock Award or a Restricted Stock Unit Award granted pursuant to this Article V ceases to be a director of the Company by reason of death, each share of Restricted Stock or each Restricted Stock Unit subject to such award shall vest in full.

(d)Other Termination. If the holder of a Restricted Stock Award or a Restricted Stock Unit Award granted pursuant to this Article V ceases to be a director of the Company for any reason other than Disability, ceasing to be a director on or after age 70 or death, each share of Restricted Stock or each Restricted Stock Unit subject to such award which has not vested prior thereto shall be forfeited and all rights of such Non-Employee Director to or with respect to such share of Restricted Stock or such Restricted Stock Unit shall terminate.

VI.  GENERAL

6.1Effective Date and Term of Plan.  This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2016 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective on the date of such approval.  Once effective, this Plan shall supersede and replace the Landauer Inc., Incentive Compensation Plan (the “Prior Plan”); provided that, the Prior Plan shall remain in effect with respect to all outstanding awards granted under the Prior Plan until such awards have been exercised, forfeited, cancelled, expired or otherwise terminated in accordance with the terms of such awards. This Plan shall terminate 10 years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than 10 years after the effective date of this Plan.  In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

6.2Amendments.  The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or, if the Common Stock is not listed on the New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided,  however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

6.3Agreement.  Each Stock Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award.  No Stock Award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

6.4Non-Transferability.  Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company.  Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person.  Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

6.5Tax Withholding and Other Settlements in Lieu of Taxes.  The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.  An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award.  Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate.  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.6Restrictions on Shares.  Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7Adjustment.  In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin‑off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the terms of each outstanding Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award and Performance Share Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Cash Performance Award, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company pursuant to a Performance Share Award or a Performance Share Unit Award to any one grantee, the maximum amount that may be payable pursuant to any Cash Performance Award granted to any one grantee with respect a particular Performance Period, and the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to Non-Employee Directors pursuant to Article V shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price.  The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.  If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

6.8Change in Control.

(a)(1)Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, the Board may, in its sole discretion, provide that any, all, or none of the following shall occur: (i) outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share, Performance Share Unit or Cash Performance Award shall lapse, (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the target level or, at the Board’s discretion, based on the actual performance attained through the date of the Change in Control (as determined by the Board) or (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control.  In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price.

(2)Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, the Board may, in its sole discretion, provide that any, all or none of the following shall occur: (i) each outstanding award shall be assumed or replaced with an award of substantially equivalent value (as determined by the Board), or (ii) each outstanding award shall be surrendered to the Company by the holder thereof, and each such surrendered award shall immediately be canceled by the Company, and the holder shall receive, within 10 days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (A) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (I) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (II) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, (B) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (I) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (II) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, (C) in the case of a Stock Award, the number of shares of Common Stock, then subject to such award (calculated in the manner set forth in clause (iv) of Section 6.8(a)(1) in the case of a Performance Share Award or Performance Share Unit Award), multiplied by the greater of (I) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (II) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, and (D) in the case of a Cash Performance Award, the amount payable under such award, which shall be calculated at the target level or at the Board’s discretion, based on the actual performance attained through the date of the Change in Control (as determined by the Board).  Further, in the event of a Change in Control, if the Board causes each outstanding option to be surrendered, each Tandem SAR shall also be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related option.

(b)“Change in Control” shall mean:

(1)the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 6.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 30% or more of the Outstanding Common Stock or 30% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2)individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3)the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than:  the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4)the consummation of a plan of complete liquidation or dissolution of the Company.

6.9Deferrals.  The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards.  Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion and consistent with the requirements of Section 409A of the Code.

6.10No Right of Participation or Employment.  Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan.  Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.11Rights as Stockholder.  No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.12Designation of Beneficiary.  A holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity.  To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee.  The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse.  The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

6.13Governing Law.  This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.